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                                                                    EXHIBIT 10.2


                             DEMAND PROMISSORY NOTE


$6,532,5254.34                                                     July 30, 1998
                                                                   Dallas, Texas


         FOR VALUE RECEIVED, the undersigned, AMERICAN INDUSTRIAL PROPERTIES REIT, a Texas real estate investment trust ("Maker"), hereby promises to pay to the order of DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation ("Payee"), the principal amount of SIX MILLION FIVE HUNDRED THRITY-TWO THOUSAND FIVE HUNDRED TWENTY-FIVE DOLLARS AND 34/100 ($6,532,525.34), together with interest upon the outstanding balance of the principal amount hereof at a rate of interest of ten and one-quarter percent (10.25%) per annum. The principal of and interest on this Demand Promissory Note are payable as follows: (a) accrued and unpaid interest only on the outstanding principal balance of this Demand Promissory Note shall be paid quarterly on the first day of each November, February, May and August, commencing on November 1, 1998, until the principal balance hereof is paid in full; and (b) the entire outstanding balance of the principal hereof, together with all accrued and unpaid interest thereon, shall be due and payable on the thirtieth calendar day following a demand by Payee. Both principal and interest are payable in lawful money of the United States of America to Payee at 34255 Chagrin Boulevard, Moreland Hills, Ohio 44022 or at such other address as Payee may designate in writing from time to time to Maker, in immediately available funds.

         Maker shall have the privilege of prepaying all or any part of the amounts due under this Demand Promissory Note at any time and from time to time without notice or any prepayment penalty. Any prepayment shall first be applied to accrued but unpaid interest and thereafter applied to the unpaid principal balance hereof.

         The invalidity or unenforceability of any term or provision of this Demand Promissory Note, or the application of such term or provision to any person or circumstance, shall not impair or affect the remainder of this Demand Promissory Note and its application to other persons and circumstances and the remaining terms and provisions hereof shall not be invalid, but shall remain in full force and effect.

         This Demand Promissory Note shall be governed by and construed in accordance with the laws of the State of Texas.

         This Demand Promissory Note has been executed at Dallas, Dallas County, Texas, as of the date first above written.

                                       AMERICAN INDUSTRIAL PROPERTIES REIT,
                                       a Texas real estate investment trust


                                       By: /s/ Marc A. Simpson
                                           -------------------------------------
                                       Name: Marc A. Simpson
                                             -----------------------------------
                                       Title: Senior Vice President
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